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                                   EXHIBIT 21

                                 SUBSIDIARIES OF
                       CONTINENTAL WASTE INDUSTRIES, INC.
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NAME                                                             STATE OF INCORPORATION   FOREIGN QUALIFICATION
----                                                             ----------------------   ---------------------
Anderson Refuse Company, Inc.                                    Indiana                  --
Asco Sanitation, Inc.                                            Mississippi              --
Barker Brothers, Inc.                                            Tennessee                --
Barker Brothers Waste, Incorporated                              Tennessee                Missouri, Kentucky
Berrien County Landfill, Inc.                                    Michigan                 --
Bluegrass Recycling & Transfer Company                           Kentucky                 Illinois, Missouri
Commercial Waste Disposal, Inc.                                  Kentucky                 --
Covington Waste, Inc.                                            Tennessee                --
CWI of Illinois, Inc.                                            Illinois                 --
CWI of Missouri, Inc.                                            Missouri                 --
CWI Venture, Inc.                                                New Jersey               --
CWI Ventures S.A. de C.V.                                        Mexico                   --
FLL, Inc. (d/b/a Forest Lawn Landfill)                           Michigan                 --
G.E.M. Environmental Management Inc.                             Delaware                 Indiana
Gila Bend Regional Landfill, Inc.                                Arizona                  --
Gilliam Transfer Acquisition, Inc. (d/b/a Gilliam Sanitation)    Missouri                 --
Greenfield Environmental Development Corp.                       Delaware                 Indiana, Tennessee
Jamax Corporation                                                Indiana                  --
Karat Corp.                                                      New Jersey               --
Midwest Material Management, Inc.                                Indiana                  --
Northwest Tennessee Disposal Corporation                         Tennessee                --
Prichard Landfill Corporation                                    West Virginia            --
Procesa Continental S.A. de C.V.                                 Mexico                   --
Sandy Hollow Landfill Corp.                                      West Virginia            New Jersey
Sanifill, Inc.                                                   Tennessee                --
Southern Illinois Regional Landfill, Inc.                        Illinois                 --
South Trans, Inc.                                                New Jersey               --
Springfield Environmental, Inc. (Delaware)                       Delaware                 Indiana
Springfield Environmental, Inc. (Indiana)                        Indiana                  --
Terre Haute Recycling, Inc.                                      Indiana
Triple G Landfills, Inc.                                         Indiana                  --
United Refuse Co., Inc.                                          Indiana                  --
Victory Environmental Services, Inc.                             Delaware                 Indiana
Victory Waste Incorporated                                       California               --
WPP Continental de Costa Rica, S.A.                              Costa Rica               --
WPP Services, Inc.                                               Ohio                     --
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